RELOCATION MANAGEMENT AGREEMENT

This Agreement is between KAMAN CORPORATION (the “Client”), and CARTUS CORPORATION, a Delaware corporation, (“Cartus”), effective as of this 7th day of April, 2008.

 1.  Term. This Agreement sets forth the terms and conditions pursuant to which Cartus (and its subsidiaries, affiliates and selected suppliers) will provide the services described in the Exhibits attached hereto and made a part hereof. Defined terms herein shall have the meanings as set forth in the Exhibits.  The Agreement is effective as of the date set forth above (“Effective Date”) and shall continue until five (5) years from the Effective Date, unless terminated by either party in accordance with the terms of this Agreement.  Client shall have the option to renew the Agreement for two (2) additional one (1) year terms upon prior written notice to Cartus.

2.  Services to Subsidiaries and Affiliates.  Client will have the right to authorize services for its subsidiaries, affiliates or other entities under this Agreement, and Client will remain responsible under this Agreement for any such services provided.

3.  Assignment and Succession. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Neither party may assign its rights hereunder without the written permission of the other party; however, Cartus may assign its rights hereunder for purposes of financing, which shall not affect the performance of its obligations hereunder. Cartus will be responsible for providing the services described herein throughout the term of this Agreement.

4.  Independent Contractor.  Cartus is an independent contractor and not a partner, employee, agent, or joint venture of the Client.

5.  Tax Advice.  Cartus is being retained to administer a relocation program in accordance with the Client’s relocation policy. Cartus makes no representations concerning the tax consequences of any transaction, or the tax-effectiveness of any program, under this Agreement.

6.  Notice and Billing Address.  All notices under this Agreement shall be in writing and shall be deemed to have been duly submitted when received by the respective party at the notice address set forth below. All invoices will be sent to the Client at the billing address as set forth below.  Such addresses may be changed upon mutual agreement of the parties.

Notice Address: Cartus	Notice Address: Client	Billing Address: Client
Cartus Corporation	Kaman Corporation	Kaman Corporation
40 Apple Ridge Road	1332 Blue Hills Avenue	1332 Blue Hills Avenue
Danbury, CT 06810	Bloomfield, CT 06002	Bloomfield, CT 06002
Attention: Contracts Departments	Attention:	Attention:

7.  Governing Law.  The laws of the State of Connecticut shall govern this Agreement, and the parties agree that the state and federal courts located in the State of Connecticut shall have exclusive jurisdiction over any lawsuits brought under this Agreement.

8.  Attorney’s Fees.  If either party brings an action to enforce the terms hereof or declare the rights of the parties hereunder, the prevailing party as determined by the court in any such action, on trial or appeal, shall be entitled to recover from the other party the reasonable costs and attorneys’ fees incurred in connection with such action.

9.  Responsibilities of the Parties.  (a) Cartus. Cartus will be responsible for providing its services under this Agreement in a commercially reasonable manner and in accordance with all applicable federal, state, and local laws. Cartus agrees to indemnify and hold the Client and its Employees harmless from all claims, liability, losses, damages, expenses, and lawsuits (including reasonable attorney's fees) that may arise out of the breach of this Agreement, the willful misconduct, or any negligent act or omission by Cartus, its employees, agents, or selected suppliers, in the performance of its obligations hereunder, except to the proportionate extent of any negligence on the part of the Client, its employees, its agents, or suppliers chosen by Client.

(b)  Client. Except to the proportionate extent of Cartus’ responsibility described in (a) above, the Client agrees to indemnify, and hold Cartus harmless from all claims, liability, losses, damages, expenses, lawsuits, and costs of collection (including reasonable attorney's fees) that may arise out of any transaction or service performed under this Agreement and any Exhibit, including without limitation, those arising from (i) encumbrances upon title of a Home, (ii) defects in the physical or structural condition of any Home (including but not limited to hazardous or toxic materials and gases), (iii) fraud, deceit, failure to disclose, or misrepresentation by any person receiving services hereunder,  (iv) failure or inability of any person receiving benefits hereunder to make a payment, adjustment, or repayment, to make a total refund under the appropriate circumstances, or to fulfill any other obligation to Cartus, or (v) inaccurate or untimely information provided by or through the Client, its Employees or its vendors.

(c)  The rights and responsibilities under this section shall survive the termination of the Agreement. Each party shall be subrogated to the rights of the other party upon performance of its obligations under this section.

10.  Payment.  Cartus’ fees, costs, expenses, or any other invoiced amounts as set forth in any Exhibit, shall be paid within 30 days of the date of the invoice. Payment of those portions of invoices not subject to disputes shall not be withheld pending resolution of disputes as to other portions. The Client agrees to pay a finance charge of 1.5% of the undisputed unpaid amount per month or fraction thereof (or the highest rate allowed by law, whichever is lower). All monetary values herein are expressed in US Dollars.

11.  Financial Condition.  Cartus may perform periodic reviews of the Client's financial condition to evaluate the Client's ability to perform its financial obligations under this Agreement. Based on the results of this review, Cartus may, upon prior notice to the Client, temporarily suspend the provision of services, including the execution of contracts of purchase or sale.   Client will provide Cartus with copies of its audited financial statements upon request.

12.  Service Fee Adjustments.  The parties agree that fees shall be adjusted annually.  No adjustment shall take place any earlier than 12 months from the effective date of the Agreement.  Fee adjustments shall be effective each January 1 or July 1, whichever date occurs first after the one year anniversary of the Agreement. The standard employed shall be the Consumer Price Index, US average for all Consumers (“CPI-U”) as determined by the Bureau of Labor Statistics, using the most recent November 30 CPI-U for January adjustments and May 31 CPI-U for July adjustments. The amount of inflation/deflation for the prior year shall be calculated by dividing the most recent CPI-U (November 30 or May 31, as appropriate) by the CPI-U as of the effective date of this contract. This inflation/deflation factor shall then be multiplied by the respective fees stated herein, rounding to the nearest ten (10) dollars.

13.  Mutual Cooperation. Cartus and Client will cooperate to enable each party to perform its obligations under this Agreement. Cartus has relied on projections and assumptions made by the Client with respect to its relocation program when determining the services and pricing structure to be offered to the Client. Should these projections or assumptions change and adversely affect the volume or character of the services to be provided by Cartus, the parties agree to re-evaluate and renegotiate in good faith service fees and other provisions hereunder. Cartus may introduce improved procedures and documents for the mutual benefit of both parties that do not materially affect either party's rights and obligations.

14.  Audit of Records.  Cartus will maintain complete records of all transactions under this Agreement for a period of 6 years from the date on which the service is rendered. Such records shall be available for audit by the Client at the offices of Cartus during regular business hours upon reasonable prior notice.  Client may use a third party auditor for any  audit, provided such third party auditor is not a competitor of Cartus and agrees in writing to keep Cartus’ information confidential.  Audits shall be subject to Cartus' standard audit guidelines (available upon request).  Should the Client wish to deviate from Cartus' standard audit guidelines, additional costs may apply.

15.  Confidentiality.  The Client and Cartus understand that each will deliver to the other confidential and proprietary information in performing under this Agreement, including personal information of Client's employees, and each agrees to keep confidential all such information received by it hereunder and treat it as it would treat its own confidential and proprietary information. For any personal information relating to any employee of Client receiving services under this Agreement, Client agrees that it will obtain the informed agreement of the employee allowing Client to release the employee's personal information to Cartus for use in connection with services provided to that employee under this Agreement. Each party agrees that it will not show, nor permit to be shown, any copies of, or terms and conditions of, this Agreement or any subsequent agreements between the parties to any third party without the prior approval of the other party.

 16.  Compliance With Laws. Each party will comply with all laws, ordinances, rules, and regulations applicable to each respective party. Additionally, Client represents and warrants that Client, its owners, officers, directors and employees (i) are not included on any list maintained by the U.S. government (including the Office of Foreign Assets Control) of persons or entities with whom financial or similar transactions are prohibited;  or  (ii) subject to sanctions imposed by the U.S. Government. Client will promptly notify Cartus in the event it the representations in this section are inaccurate, and cooperate with Cartus with respect of any resulting audits or investigations.

       17.  Solicitation.  During the Term of this Agreement, and for a period of one (1) year following the expiration or termination of Term, neither party shall solicit employees of the other party having performed under or in connection with this Agreement, without the prior written consent of the other party.  A general solicitation to the public shall not be deemed to be a violation of this section.

18.  Termination.  (a) Either party may terminate this Agreement for convenience upon written notice to the other party, which termination shall be effective: (i) sixty [60] days after the date on which notice of termination is mailed, or (ii) on any later date stated in the notice. ("Termination Date") If either party terminates the Agreement for convenience, Cartus will complete all services still in process at the effective termination date, unless otherwise directed by the Client.

(b)  Either party may terminate this Agreement for cause upon written notice to the other party, which termination shall be effective immediately: (i) upon either party's breach of the terms of this Agreement, including the Client’s failure to pay any and all undisputed invoices which remain in arrears despite written request for payment, or (ii) upon either party’s determination that the other party’s financial condition has deteriorated, or may deteriorate, such that its ability to perform under this Agreement may be delayed or adversely affected  ("Termination Date"). If the Agreement is terminated for cause, Cartus will not be obligated to complete services in process, make any Offers to the Client's Employees, or purchase any Homes of Employees for which Cartus has made an Offer and Acceptance has not occurred.

(c)  Except as otherwise mutually agreed, after notice of termination is given by either party, the Client or its designee will purchase all Inventory Homes. Cartus will be paid any equity payments and equity loans in addition to its Direct Expenses incurred and the fee for Appraised Value Sales or Special Homes, as appropriate, for each Home. Such purchase of Inventory Homes by Client will occur prior to the Termination Date if the Agreement was terminated for convenience in accordance with (a) above, or within 5 days of the Termination Date if the Agreement was terminated for cause in accordance with (b) above.

(d)  All obligations of one party to the other existing as of the termination date shall survive the termination of this Agreement.

19.  Entire Agreement.  This Agreement, together with any Exhibits, constitutes the entire agreement between the parties hereto and supersedes all prior understandings and agreements, written or oral, with respect to the services contemplated hereunder. This Agreement may be amended or modified, (including the addition of services outside the scope and intent of this Agreement, or a waiver of any provision of this Agreement), only by a writing signed by both parties hereto. The waiver or the failure to insist upon the strict performance of any provision of this Agreement by either party shall not be construed as a waiver or relinquishment of the right to rely upon such provision on any future occasion.  In the event that any provision of this Agreement or any Exhibit shall be held invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision(s) hereof and the affected provision shall be curtailed and limited only to the extent necessary to bring such provision within the legal requirements, and this Agreement, as so modified, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

	KAMAN CORPORATION		CARTUS CORPORATION

By:	/s/ Lowell J. Hill	By:	/s/ P.J. Uhl
	Name: Lowell J. Hill		Name: Pamela J. Uhl
	Title: VP HR		Title: VP, Associate General Counsel
	Its Authorized Signatory		Its Authorized Signatory

EXHIBIT A
SERVICES AND PROCEDURES: DOMESTIC UNITED STATES

I.  Definitions

The following terms shall have the meanings as set forth below throughout the Agreement:

“Acceptance” shall mean submission by the Employee of a written acceptance of Cartus’ Offer to purchase the Employee's Home, together with all documents (properly completed, signed and notarized) required by Cartus, within sixty (60) days of Cartus’ Offer. The Offer shall be binding on Cartus only when all other required information and documents are received by Cartus (or its representative, as appropriate) and approved by Cartus.

“Amended Value Sale” shall mean the sale of a Home by an Employee to Cartus at a price equal to a bona fide third-party offer that is (i) higher than the Appraised Value or (ii) acceptable to the Employee, and approved by Cartus (the “Amended Value”).

“Appraised Value” shall mean the average of two independent appraisals from a list of appraisers provided by Cartus. If the two appraisals vary by more than five percent (5%) of the higher of the two appraisals then a third independent appraisal shall be ordered and the Appraised Value shall be computed by averaging the two closest appraisals.  If the three appraisals are equidistant from each other, the Appraised Value shall be computed by averaging all three appraisals.

“Appraised Value Sale” shall mean the sale of a Home by the Employee to Cartus at a price equal to the Home's Appraised Value.

“Assigned Sale” shall mean assignment by the Employee to Cartus of an executed third party contract for the sale of the Employee’s Home.

“Authorization” shall mean the Client’s direction in writing or electronically that an Employee is eligible to receive services under this Agreement.

“Cancellation” shall mean the withdrawal by the Client of a bona fide Authorization.

“Employee” shall mean any individual designated by the Client to receive services, or for Home Sale Services, also any other person to the extent that such person has an interest in the Home of the designated individual.

“Equity Payment” shall mean payment of the Employee's equity in the Home by Cartus.

“Expiration” shall mean the rejection of an Offer by an Employee, or the failure of the Employee to submit to Cartus all required documentation necessary to purchase the Home prior to the time frame described in the Offer.

“Home” shall mean improved real estate: (i) which is owned and used by an Employee as a principal year-round one or two family residence, including condominiums but excluding cooperative housing and mobile homes; (ii) which contains acreage within the norm and zoning limits for the locale or neighborhood; (iii) with respect to which insurance is available at standard rates for normal hazards of fire and extended coverage; (iv) with respect to which any leases can be terminated by Cartus with no more than sixty (60) days' notice to the tenant; (v) whose value, as determined hereunder, does not fall below One Hundred Thousand Dollars ($100,000) or exceed Seven  Hundred  Fifty Thousand Dollars ($750,000); (vi) which is not situated on or near and does not contain any hazardous or toxic materials or gases, including but not limited to asbestos, lead paint, mold, or radon gas, in excess of governmental guidelines, if any; (vii) which is not sided by synthetic stucco products (commonly known as EIFS); (viii) in which the Employee has marketable title; and (ix) with respect to which mortgage financing is available at standard rates.

“Inventory Period” shall commence on the day that Cartus signs a contract of sale to purchase an Employee's Home and shall end on the day that Cartus closes the resale of such Home to a third-party purchaser. During the Inventory Period, a Home shall be an "Inventory Home.”

“Offer” shall mean a written offer from Cartus to the Employee to purchase the Employee's Home.

“Special Home ” shall mean improved real estate that (i) does not fit one or more of the characteristics set forth in the definition of “Home” above, (ii) is an Assigned Sale or Amended Value Sale that failed to close, or (iii) involves special considerations or requires material deviations from the procedures set forth in this Agreement. In the event Cartus agrees to handle a Special Home, Cartus will provide services in accordance with the terms, conditions and Special Home pricing set forth herein, or as otherwise agreed in writing.

“Vacate Date” shall mean the date on which the Employee vacates the Home, which date shall be within sixty (60) days of Acceptance. Upon Acceptance the Employee will notify Cartus in writing of the Vacate Date.

II.  Home Sale Services

A.  Marketing Assistance.  Cartus will assist the Employee in marketing the Home by providing counseling and direction on the Client’s relocation policy and, with the advice of a local real estate broker/agent, on the listing price, sales strategies, corrective maintenance, etc., and in responding to any offers received in order to maximize the net price received by the Employee. The Employee is not obligated to use any real estate broker recommended by Cartus and can request that Cartus refer the Employee to any broker of the Employee’s choice meeting Cartus’ qualification criteria. Cartus will provide marketing assistance services for a period of 60 days from the beginning of the provision of service.

B.  Home Sale Services.  Cartus will support the sale of the Employee’s Home in accordance with the following procedures:

(1)  Amended Value Sale.  If during the Acceptance period the Employee locates a buyer for the Home and has neither executed a binder, contract, or other agreement with that buyer nor accepted any payment in connection therewith, Cartus will purchase the Home from the Employee at the net price offered by the buyer and then sell the Home to the buyer at that same net price. Should the sale to the buyer fail to close, Cartus will take the Home into its inventory at the Amended Value purchase price, for which the Client agrees to pay the fee listed for a Special Home.

(2)  Appraised Value Sale.  If the Employee is unsuccessful in selling the Home during the Acceptance Period, Cartus will purchase the Employee’s Home at the Appraised Value and will use its best efforts to sell the Home at the most advantageous price and terms.

(3)  Assigned Sale.  If the Employee locates a buyer for the Home and, contrary to the procedures applying to the Amended Value Sale, has nevertheless executed a binder, contract, or other agreement with that buyer, or has accepted any payment in connection therewith, Cartus will accept an assignment from the Employee of the sale to the buyer and close the sale to the buyer. If the sale to the buyer falls through (before the expiration/removal of contingencies in the contract with the buyer), Cartus will buy the Home from the Employee and pay the Employee the Appraised Value for the Home, for which the Client agrees to pay the fee listed for a Special Home.

(4)  Equity Loan.  Cartus will process an Employee’s equity loan in accordance with the Client’s employee relocation policy. Cartus will be repaid from the proceeds of sale of an Employee’s Home.  The Sarbanes-Oxley Act of 2002 (the "Act") prohibits loans by publicly traded companies (including equity loans) to any of its directors or executive officers (as defined in the Securities and Exchange Act of 1934 and the regulations thereunder). If Client is subject to the provisions of the Act, the Client agrees that no loan which it authorizes under this Agreement will violate the Act.  In addition, if the Client is subject to the provisions of the Act, the Client agrees to indicate on any authorization for any such director or executive officer "EXECUTIVE OFFICER--NO LOANS AUTHORIZED."

C.  Sale of the Home by the Employee.  Nothing in this Agreement is intended to be deemed as a guarantee by Cartus that the Employee will successfully sell the Home within a specific period of time at a particular price, it being expressly understood that Cartus’ services are designed and intended to assist the Employee in complying with Client’s relocation policy and, with the advice of a local real estate broker/agent, in developing and implementing an objective marketing strategy for selling the Home.

III.  Destination Services

A.  Home Finding.  Cartus will assist the Employee with the coordination of home finding efforts and closing services through qualified local real estate sources.  The Employee is not obligated to use any real estate source recommended by Cartus and can request that Cartus refer the Employee to any source of the Employee’s choice meeting Cartus’ qualification criteria.

IV.  Mortgage Services

When the Client determines that an Employee is eligible for mortgage assistance, Cartus will utilize the services of an affiliated company, PHH Home Loans LLC d/b/a Cartus Home Loans (“Cartus Home Loans”), to provide Employees of the Client with mortgage assistance services as follows:

A.  Authorization.  Upon Authorization to Cartus Home Loans (with a copy to Cartus), Cartus Home Loans will offer mortgage assistance to the eligible Employee.

B. Approval.  Upon completion of its review of the Employee’s mortgage application and other documentation, Cartus Home Loans will make a determination whether a mortgage loan should be made to the Employee (and any co-borrower); if the loan is granted, the loan amount, duration, interest rate and other terms and conditions governing such loan shall be communicated to the Employee. Final approval of the mortgage loan shall be at the sole discretion of Cartus Home Loans in compliance with its mortgage loan policies.

C. Mortgage Loan Closing.  If the Employee (and any co-borrower) has successfully fulfilled all of the obligations with respect to the mortgage loan application and commitment procedure, Cartus Home Loans will arrange for the closing of the loan. The Employee (and any co-borrower) will execute all instruments, including but not limited to the mortgage instrument, mortgage or promissory note, or similar documents, and will pay any fees and closing costs required by Cartus Home Loans.

D.  Direct Bill.  If the Client has elected to participate in Cartus Home Loans’ Direct Bill program, then at time of closing Cartus Home Loans will pay on behalf of the Employee all reimbursable closing costs described in the Client’s current benefit policy, which shall be supplied to Cartus Home Loans. This arrangement shall be administered by Cartus Home Loans only if the Employee obtains a mortgage through Cartus Home Loans.

V.  Moving Services

A.  Procedures.  Cartus will facilitate shipment of the Employee's household goods by: counseling the Employee on the procedures and benefits of the program; selecting a qualified carrier with which Cartus has a relationship; booking the move; coordinating the packing, loading, pickup, storage, and delivery, as appropriate, of the Employee's household goods; and assisting the Employee in filing and resolving any claims resulting from damage in transit. Upon completion of the move, Cartus will manage the audit and payment of the carrier's invoice. As a registered moving broker, Cartus may receive commissions in connection with the procuring of moving services.

B. Insurance. If requested by Client, Cartus shall maintain as a Direct Expense, insurance covering the Employee’s household goods against loss, damage, or injury.  The insurance is a full value policy, covering loss or damage during transportation and storage in transit including coverage for Pairs and Sets, Mechanical and Electrical Derangement, Mold and Mildew, Acts of God and Nature, and substantial loss of value.  The total shipment value will be based on $10 per pound of the entire shipment plus the total value of items of unusual value as described herein. The total shipment value computation may be increased in accordance with industry standards but will not decrease.  Employees will be required to provide a list of any items of unusual value (exceeding $2,500.00 in value) including but not limited to antiques, artwork, high value electronics, Persian or oriental carpets and collectibles which will be added to the base valuation to ensure appropriate coverage.  The settlement for individual items that may be damaged will be based upon the lesser of either the cost to repair the item to pre-move condition or its actual replacement cost.  There is no consideration for a decrease in value due to depreciation of an item.  There is no deductible to the employee of Client.  Such coverage may be subject to policy exclusions.  Other than maintaining the foregoing insurance, Cartus shall not be responsible for any loss or damage to any household goods or personal effects sustained during any portion of the move.

VI.  Fees

A.  Services Fees.    Service fees for all services shall be billable upon receipt of an Authorization.  The Client will pay Cartus the service fees as stated below, plus Direct Expenses. Cartus may also receive a referral fee, or like payment from its suppliers in connection with services performed.

(1)	Home Sale Services
	(a)	Marketing Assistance	No fee for Employees Authorized for Home Sale Services
	(b)	Appraised Value Sales	$ [***]
	(c)	Amended Value Sales and Assigned Sales	$ [***]
	(d)	Special Homes	$ [***] plus the Client will pay an Inventory Fee of $[***] for each month or part thereof that the Home is an Inventory Home after 90 days
	(e)	Equity Loans	$ [***] per Loan
	(f)	Home Sale Cancellations	$ [***] for each Authorization which has been canceled

	(g)	Home Sale Expirations	$ [***] for each Offer which has expired
(2)	Destination Services
	(a)	Home Finding	No additional fee
(3)	Moving Services
	(a)	For each Move completed within the continental United States (excluding Hawaii):	No fee for Employees Authorized for Home Sale Services
	(b)	Permanent Storage. Payable upon delivery of goods out of permanent storage:	$ [***]
(4)	Mortgage Services		No additional fee

B.  Non-Network Fee. Cartus anticipates collecting a referral fee for each Employee who owns a Home in the departure location and will be receiving Home Sale services. As anticipated revenue, such referral fees collected by Cartus have been used as the basis for providing reduced pricing to the Client.

In the destination location, in each case where Cartus is unable to collect a referral  for reasons such as (i) there was no commission paid to a real estate broker, (ii) Cartus was not positioned to collect a referral fee due to actions or inactions of the Employee or Client (such as an Employee who owns a home in the departure location who chooses to rent in the destination location rather than buy a new home), (iii) Cartus is prohibited by law, ordinance, regulations or other binding governmental action from obtaining a referral fee, (iv)  an Employee has registered with Cartus, but the Home has not been placed with a real estate broker within six (6) months, or (v) a Home placed with a real estate broker does not close within twelve (12) months, then the Client agrees to pay Cartus a non-network fee of $[***] a referral is subsequently collected, a refund of the non-network fee will be given to the Client.  Where Cartus does not collect a referral fee due to the actions or inactions of Cartus, no such non-network fee shall be due.

VII.  Billings and Funding

A.  Billings.

(1)  Direct Expenses. Client will reimburse Cartus for all Direct Expenses incurred by Cartus during the performance of this Agreement.  Direct Expenses are defined as follows: all costs which are attributable to the provision of service to an Employee, including, but not limited to, appraisals, broker’s market analyses (“BMA”) and inspections, brokerage commissions, title and title search fees, transfer taxes, equity payments, mortgage payoffs, mortgage interest, interest on mortgage payoffs (will be at the greater of the mortgage interest rate or Prime plus 1% (compounded monthly)), insurance premiums, property taxes, overnight delivery charges, postage, wire transfer fees, cost of improvements, cost of removal and mitigation of hazardous materials or gases (such as asbestos, lead paint, radon gas, or urea formaldehyde insulation and replacement with suitable replacement materials), repair and maintenance costs, utilities, loss on resale, buyer incentive costs, real estate closing costs, fees charged by local homefinding or rental providers, including costs of tours and finders fees, and all costs incurred by Cartus in handling and moving an Employee’s goods, including but not limited to packing, transporting, storing, unpacking, and insurance whether charged by a carrier or otherwise.

(2) Home Sale Billings.  Cartus will invoice, and the Client will pay, the following amounts:

(a) Advance Billing. For Appraised Value Sales, Amended Value Sales, Assigned Sales and Homes which are Special Homes (except Buyer Value Option Sale that fail to close), a billing equal to nine percent (9%) of the Appraised Value or sale price, if appropriate, of all Homes for which Cartus has issued an Offer, as an advance against Cartus’ management fee and/or Direct Expenses, plus an additional eight percent (8%) of Appraised Value or sales price, if appropriate, after the Home is in inventory 180 days and every 180 days thereafter.  If the Client requests that Cartus pay an Employee an amount in excess of the Appraised Value, Amended Value or Assigned Sale price, the Client will also advance to Cartus an amount equal to that excess.

(b) Final Billing. A billing on each Home closed, showing the appropriate fee due Cartus as stated above, all Direct Expenses (and Inventory Fees for Special Homes only) with regard to that Home, and a reconciliation of advances or amounts paid by the Client with regard to that Home, resulting in a credit due the Client or a payment due Cartus. Any net resale gains shall be a credit to the Client and any proceeds of the sale of Homes may be applied against Cartus' fees and Direct Expenses.  If expenses and/or credits are incurred, that were not ascertained at the time of issuance of the Home’s closing invoice, these expenses and/or credits will be issued to Client on a separate invoice.

(c) Miscellaneous: A billing for any other costs reasonably incurred by Cartus at the Client’s request or subsequent to the final billing.

(3)  Billing Frequency.  Except as otherwise provided herein, Cartus will invoice the Client on a monthly basis (Twelve invoicing cycles per calendar year).

B.  Funding.  Except as otherwise provided herein, Cartus will make all disbursements of reimbursable employee expenses, third party payments, equity payments, and other payments required under this Agreement using Cartus' funds. Cartus will invoice the Client for all disbursements and payments, together with interest on such amounts at the Prime Rate plus 1% (compounded monthly).